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                                                                     EXHIBIT 5.1

                                  [LETTER HEAD]

[VINSON & ELKINS LOGO]                                 VINSON & ELKINS L.L.P.
                                                       3700 TRAMMELL CROW CENTER
                                                       2001 ROSS AVENUE
                                                       DALLAS, TEXAS 75201-2975
                                                       TELEPHONE (214) 220-7700
                                                       FAX (214) 220-7716
                                                       www.velaw.com

                                  March 4, 2004

Mewbourne Development Corporation
3901 S. Broadway
Tyler, Texas  75701

         Re: Mewbourne Energy 04-05 Drilling Programs

Gentlemen:

         We have acted as counsel to Mewbourne Development Corporation, a Delaware corporation ("MD"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a maximum of $50,000,000 of limited partner interests ("Limited Partner Interests") and general partner interests ("General Partner Interests" and collectively with the Limited Partner Interests, the "Interests") in a series of two limited partnerships (each, a "Partnership") formed by MD pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and of which MD serves as the Managing Partner. The Partnerships are named Mewbourne Energy Partners 04-A, L.P. and Mewbourne Energy Partners 05-A, L.P., respectively. A registration statement on Form S-1 is to be filed under the Act and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder with respect to the offering of the Interests (as so amended, the "Registration Statement").

         In reaching the opinion set forth herein, this firm has reviewed (a) the Certificate of Incorporation, Bylaws, and records of proceedings of the Board of Directors of MD, (b) the form of Agreement of Partnership ("Partnership Agreement") for each Partnership that is included as Exhibit A to the Prospectus forming a part of the Registration Statement, and (c) except as set forth below, such other agreements, certificates of public officials, certificates of officers of MD, records, documents, and matters of law that this firm deemed relevant. As to various questions of fact material to this opinion, where relevant facts were not independently established, we have relied upon statements of officers of MD.

         Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, it is the opinion of this firm that when the Interests in the Partnerships are sold to the subscribers and the subscribers are admitted as general partners or limited partners, as the case may be, to a Partnership, subject to compliance with federal and state securities laws (as to which this firm expresses no opinion) that (a) such Interests will be legally issued and fully paid, (b) the Limited Partner Interests will be non-assessable and (c) as provided in the Delaware Act, the General Partner Interests may be subject to assessment for the liabilities and recourse obligations of a Partnership.

  AUSTIN - BEIJING - DALLAS - HOUSTON - LONDON - MOSCOW - NEW YORK - SINGAPORE
                                WASHINGTON, D.C.
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Mewbourne Development Corporation
Page 2
March 3, 2004

         The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications:

         1. We have assumed that (i) all signatures on all documents examined by us are genuine, (ii) all documents submitted to us as originals are accurate and complete, (iii) all documents submitted to us as copies are true and correct copies of the originals thereof, (iv) all information submitted to us is accurate and complete as of the date hereof, (v) all persons executing and delivering documents reviewed by us were competent to execute and to deliver such documents, and (vi) all persons signing, in a representative capacity, documents reviewed by us had authority to sign in such capacity.

         2. We have assumed, with respect to the Interests in a Partnership, that all conditions relating to the sale of Interests in that Partnership and the admission of the subscribers therefor as limited partners or general partners, as the case may be, of the Partnership, as specified in the Registration Statement, the Subscription Agreement in the form attached as Exhibit D to the Prospectus, the Special Subscription Instructions attached as Exhibit C to the Prospectus, and the applications, related questionnaires, agreements, and other materials and documents furnished with the Prospectus, including receipt of the full amount of consideration for those Interests, have been fulfilled.

         3. We have assumed, with respect to the Interests in a Partnership, that the Registration Statement will have been declared effective under the Act and that no stop order suspending the effectiveness of the Registration Statement will have been issued by the Commission and no proceedings for that purpose will have been instituted by the Commission prior to the issuance of the Interests in such Partnership.

         4. We have assumed, with respect to each Partnership, that a Certificate of Limited Partnership for such Partnership has been executed and filed with the Secretary of State of the State of Delaware in accordance with the Delaware Act and as specified in the Registration Statement.

         5. We have assumed, with respect to each Partnership, that there are no agreements, indentures, mortgages, deeds of trust or instruments that affect the ability of such Partnership to issue Interests therein.

         6. This opinion speaks as of the date hereof and is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond such matters.

         The opinions expressed above are limited to the laws of the State of Texas, the Delaware Act, and the federal laws of the United States of America.

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Mewbourne Development Corporation
Page 3
March 3, 2004

         We know that we are referred to under the headings "Tax Aspects" and "Legal Opinions" in the Prospectus forming a part of the Registration Statement and filed with the Commission pursuant to the Act, and we hereby consent to that use of our name in the Registration Statement, including any amendment thereof or supplements thereto, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come into the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This firm disclaims any duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                             Very truly yours,

                                             /s/ Vinson & Elkins L.L.P.